Exhibit 13.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The certification set forth below is being submitted to the Securities and Exchange Commission in connection with the Annual Report on Form 20-F for the year ended December 31, 2021 (the “Report”) of Huazhu Group Limited (the “Company”) for the purpose of complying with Rule 13a-14(b) or Rule 15d14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Hui Jin, the Chief Executive Officer of the Company, and Hui Chen, the Chief Financial Officer of the Company, each certifies that, to the best of his or her knowledge:

(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:April 27, 2022

By:	/s/ Hui Jin
	Name:	Hui Jin
	Title:	Chief Executive Officer

By:	/s/ Hui Chen
	Name:	Hui Chen
	Title:	Chief Financial Officer